Exhibit 99.1

PRESS RELEASE

**PRESS RELEASE**

Contact:

John C. Roman or Lee R. Schlesinger
(203) 750-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION
PRESIDENT AND CEO JOHN ROMAN TO
PRESENT AT AMERICA’S COMMUNITY BANKERS
COMMUNITY BANK INVESTORS CONFERENCE ON NOVEMBER 2ND

        Naugatuck, Connecticut – October 30, 2006 – Naugatuck Valley Financial Corporation (the “Company”) (NASDAQ Global Market: “NVSL”) announced today that John C. Roman, President and Chief Executive Officer, will present at the America’s Community Bankers Community Bank Investors Conference, that will be held in New York City, on November 2, 2006.

        A copy of the presentation will be available free-of-charge from the Securities and Exchange Commission’s EDGAR database (www.sec.gov) or from Naugatuck Valley Savings and Loan’s website (www.nvsl.com) beginning November 2, 2006.

        The Company is the holding company for Naugatuck Valley Savings and Loan. Headquartered in Naugatuck, Connecticut, and with eight other branches in Southwest Connecticut, the Bank is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

        This presentation referred to in this release contains “forward-looking statements” which may describe future plans and strategies, including the Company’s expectations of future financial results. Management’s ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect the Company’s actual results include market interest rate trends, the general regional and national economic market, its ability to control costs and expenses, actions by our competitors and their pricing, loan delinquency rates, and changes in federal and state regulation. Because the Company has no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, Naugatuck Valley Financial Corporation disclaims any obligation to update such forward-looking statements.